DE BEIRA GOLDFIELDS INC.
1530 Duthie Avenue
Burnaby, British Columbia, Canada V5A 2R6
Tel: (604) 518-4505 - Fax: (604) 629-0728

Press Release

DE BEIRA SELECTS CORPORATE & RESOURCE CONSULTANTS PTY LTD FOR IDENTIFYING INTERESTS IN SOUTH AMERICA

Burnaby, British Columbia, Canada - April 5, 2006 - DE BEIRA GOLDFIELDS INC. (“DE BEIRA” or the “Company”) (NASD OTCBB: DBGF; Frankfurt: D1Q; WKN: A0JDS0) is pleased to announce the selection of Corporate & Resource Consultants Pty Ltd (“CRC”) of Perth Australia as technical consultants for the Company.

As technical consultants for DE BEIRA, CRC will be responsible for identifying and negotiating to acquire interests in prospective copper and gold projects situated in South America complementary to DE BEIRA’s current exploration plan in British Columbia, Canada. Fees for CRC’s services will be determined following further discussions.

About DE BEIRA GOLDFEILDS INC.

DE BEIRA is a Nevada based mineral exploration company. The Company’s principal business is the exploration of its mineral claim in British Columbia, Canada.

This Press Release may contain, in addition to historical information, forward-looking statements. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein.

DE BEIRA GOLDFEILDS INC.

Per:
/s/ Michele Fronzo
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Michele Fronzo, President & Director